Exhibit 99.1

Finjan Reports $82 Million in Revenue for the First Half of Fiscal 2018, an Increase of 200% Year-Over-Year

Company to Host Conference Call to Discuss the First Half of 2018 and Offer an Update on its Strategic Objectives on August 2nd at 1:30 PM PT/4:30 PM ET

EAST PALO ALTO, CA – August 02, 2018 -- Finjan Holdings, Inc. (NASDAQ:FNJN), a cybersecurity company, is providing shareholders with a financial update and highlight of the Company’s key accomplishments for the first half of 2018 and second fiscal quarter ended June 30, 2018. Additional updates regarding Finjan’s operating subsidiaries and investments are also highlighted and will be discussed during the conference call to be held on August 2nd at 1:30 p.m. PT/4:30 p.m. ET.

Unaudited Financial Highlights for the First Six Months of 2018:

•	Revenue totaled $82.3 million as compared to $27.1 million for the comparable period last year, an increase of more than 200% year-over-year

•	Ended the quarter with approximately $65.0 million in cash as compared to $41.2 million as of December 31, 2017

•	Net income was $36.3 million or $1.31 per share as compared to $13.1 million or $0.57 for the same period a year ago

•	As a result of record performance the Company redeemed and retired all 153,000 Preferred Series A-1 Shares in the first quarter of 2018 for a total amount of $19.9 million

Unaudited Financial Results for the Second Quarter of 2018

•	Revenue increased over 650% to $17.3 million compared to $2.3 million for the same period a year ago

•	Net income was $7.0 million or $0.26 per share compared to a net loss of ($2.8) million or a loss of ($0.12) per share for the same period a year ago

•	Repurchased 686,492 shares of Finjan’s common stock under the $10 million share repurchase program for an aggregate purchase price of approximately $2.0 million, or $2.95 per share

“Finjan continues to execute evidenced by our settlements with Symantec and Carbon Black and our most recent license with Trend Micro. This has resulted in revenues of $82.3 million in first half of 2018, far surpassing revenues for the full year of fiscal 2017,” said Phil Hartstein, President and CEO of Finjan Holdings. “We have made progress on our strategic objectives which we introduced last quarter including cash back to our shareholder through our $10 million share repurchase program and building upon our expertise of patent monetization through the broadening of our patent portfolio through our IBM relationship.”
In addition, in light of market activity and additional strategic options that have recently presented themselves to Finjan, the Board has elected to engage an investment bank to assist the Company in exploring these strategic options. The goal of this process is for Finjan to determine the best use of its resources to deliver value to shareholders. The Company has not set a timetable for this process. No decision has been made as to whether the Company will engage in a transaction or transactions and there can be no assurance that the review of strategic business options will result in any transaction, or the terms or timing of any potential transaction. Finjan has retained Atlas Technology Group, LLC as its investment banker for this process.

IP Licensing and Settlement Updates for the Second Quarter of 2018:

•	April 2018: Entered into a Confidential Patent License and Settlement Agreement with Carbon Black for $3.9 million.

•	May 2018: Filed a complaint against Check Point both in the U.S. and Israel

•
June 2018: Announced an ongoing license across Finjan Inc. Finjan Blue and Finjan Mobile with Trend Micro for $13.4 million. In addition, Trend Micro transferred select security-related patent assets to Finjan that serve to broaden and deepen our Finjan Blue portfolio

•	Actively involved with 20 negotiations with prospective licensees

•	Engaged in settlement discussions with a number of defendants

Enforcement Update and Schedule:
October 2018
SonicWall (5:17-cv-04467) has a claim construction (“Markman”) hearing scheduled for October 12
November 2018
Germany Nullity (i.e. validity) Action will be heard, combined by the German Court for both Blue Coat and ESET cases currently pending
December 2018
Zscaler (3:17-cv-06946) has Markman hearing scheduled for December 11
February 2019
ESET (3:17-cv-00183) trial date set for February 4

Finjan has pending infringement lawsuits against Palo Alto Networks, ESET and its affiliates, Cisco Systems, Sonicwall, Bitdefender and its affiliates, Juniper Networks, Zscaler, and Check

Point, relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

Finjan Mobile:

•	Cost per acquisition of new paid subscribers continues to decrease.

•	Finjan is on track to launch a consumer-focused rebrand in the fiscal third quarter which includes important new additions to the Finjan Mobile service.

Analyst and Investor Call with Management
A shareholder update call to discuss the Company’s second quarter 2018 and update on strategic initiatives is scheduled for 1:30 p.m. Pacific Time on August 2, 2018. Analysts, investors, and other interested parties may access the conference call by dialing 1-855-327-6837.
International callers can access the call by dialing1-778-327-3988.
An archived audio replay of the conference call will be available for 2 weeks beginning at 4:30 pm Pacific Time on August 2, 2018 and can be accessed by dialing 1-844-512-
2921 and providing access code 10005163. International callers can access the replay by dialing 1-412-317-6671. The call will also be archived on Finjan's investor relations website.

ABOUT FINJAN
Established more than 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies used to proactively detect previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation.
Finjan® is the registered trademark of Finjan Holdings, Inc.; Finjan MobileTM, and VitalSecurityTM are the trademarks of Finjan Holdings, Inc.,

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan
Facebook: facebook.com/FinjanHoldings

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the uncertain monetization of acquired patents, the outcome of strategic transactions, the amount of shares to be repurchased under our stock repurchase program, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com